Exhibit 10.2

Exhibit D: Promissory Note

PROMISSORY

NOTE Up to $20,000,000.00

Dated: February 10, 2025

FOR VALUE RECEIVED, the undersigned Ispire Technology Inc., a Delaware corporation (the “Borrower”), with its principal place of business located at 19700 Magellan Drive, Los Angeles, California 90502, hereby promises to pay to the order of Avon River Ventures LLC, a Delaware Corporation limited liability company (the “Lender”), with its principal place of business located at 8 The Green, Suite 11895, Dover DE 19901 USA, the principal sum of Twenty Million Dollars ($20,000,000.00) in lawful money of the United States of American Dollars, together with interest, fees, and charges as specified below and in the Master Loan and Security Agreement dated as of February 10, 2025 (the “Loan Agreement”).

1.	Principal and Interest

1.1 Principal: The principal amount of this Promissory Note (the “Note”) is up to $20,000,000.00.

1.2 Interest: Interest shall accrue on the outstanding and loaned principal amount of this Note at a fixed rate of 15.25% per annum, as specified in the Loan Agreement. For the avoidance of confusion, interest shall only accrue and be payable on amounts loaned and actually disbursed from lender to Borrower, up to $20,000,000.

1.3 Interest-Only Period: For each Tranche, the Interest-Only (I/O) period shall be as specified in Schedule A of this Agreement. During this period, the Borrower shall make payments consisting of accrued Interest, and Loan Management Fees as detailed in the Loan Agreement.

1.4 Regular Monthly Payments: After the Interest-Only Period, for each Tranche, the Borrower shall make Monthly payments of Principal, Interest, and Loan Management Fees according to the Amortization Schedule provided in Schedule A of the Loan Agreement.

1.5 Final Payment: The Final Payment shall be as per the amounts specified in the Final Payment line item for each Tranche in Schedule A of this Agreement. Such payment shall be due and payable at the Maturity Date, in accordance with the terms of the Loan Agreement.

2.	Prepayment

2.1 Prepayment Option: The Borrower may prepay this Note, in whole, at any time, subject to the terms specified in the Loan Agreement.

2.2 Prepayment Fee: Any prepayment that occurs in a different order than the Amortization schedule mentioned in Schedule A of the Loan Agreement shall be subject to a Prepayment Fee equal to 3% of the outstanding balance of the Loan at the time of such prepayment. The prepayment amount shall include the Loan Management Fee.

3.	Loan Management Fee

3.1 Monthly Fee: A Loan Management Fee equivalent to 0.0475% monthly of the outstanding principal amount of the Loan shall be paid by the Borrower to the Lender on a Monthly basis, as specified in the Loan Agreement.

4.	Security

4.1 Collateral: This Note is secured by all assets of the Borrower as specified in the Loan Agreement and related Security Agreement.

5.	Events of Default

5.1 Default: The occurrence of any Event of Default, as defined in the Loan Agreement, shall constitute a default under this Note, and the Lender shall have the right to declare the entire unpaid principal balance of this Note, together with all accrued interest and other amounts due hereunder, immediately due and payable.

6.	Waivers

6.1 Waivers by Borrower: The Borrower hereby waives presentment, demand for payment, notice of dishonor, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default, or enforcement of this Note.

7.	Miscellaneous

7.1 Governing Law: This Note shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.

7.2 Amendments: No amendment, modification, or waiver of any provision of this Note shall be effective unless it is in writing and signed by both the Borrower and the Lender.

7.3 Severability: If any provision of this Note is found to be invalid or unenforceable, the remaining provisions shall remain in full force and effect.

7.4 Entire Agreement: This Note, together with the Loan Agreement and all other documents related thereto, constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter hereof.

IN WITNESS WHEREOF, the undersigned Borrower has executed this Promissory Note as of the day and year first above written.

Borrower: Ispire Technology Inc.

By:	/s/ Michael Wang
Name:	Michael Wang
Title:	Co-Chief Executive Officer

Lender: Avon River Ventures LLC

By:	/s/ Krutarth Shah
Name:	Krutarth Shah
Title:	CEO

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